UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2025

BLUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56626	93-3735199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11516 Downey Ave., Downey, California	90241
(Address of principal executive offices)	(Zip Code)

(888) 909-5564

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2025, Blum Holdings, Inc. (“Blüm” or the “Company”) entered into a Debt Conversion Agreement with an accredited investor that constitutes a related person under Regulation S-K (the “Investor”), pursuant to which an aggregate of $3,050,000 of principal plus all accrued and unpaid interest through December 31, 2025 under certain unsecured promissory notes previously issued by the Company into shares of the Company’s common stock.

The conversion was effected at a fixed conversion price of $0.98 per share, representing 85% of a $20,900,000 pre-money valuation of Blüm on a fully diluted basis. As a result of the Debt Conversion Agreement, the Company issued 3,248,547 shares of its common stock and the applicable unsecured promissory notes were cancelled and satisfied in full with respect to the converted amounts.

On December 31, 2025, the Company executed and delivered a Senior Secured Promissory Note (the “Note”) in the principal amount of $525,000 to the Investor. The Note amends, restates, consolidates, and replaces in their entirety two previously issued and expired promissory notes: (i) the $200,000 unsecured promissory note dated February 25, 2025 (as amended May 7, 2025), and (ii) the $325,000 unsecured promissory note dated April 18, 2025 (as amended May 8, 2025) (collectively, the “Prior Notes”). The Note has a maturity date of December 31, 2027 and bears interest at a rate of 8.0% per annum. The Company may prepay the principal balance in full at any time without penalty. The Note is convertible into shares of capital stock issued by Blüm at a conversion price equal to 85% of a $20,900,000 pre-money valuation of Blüm (equal to a per share price of $0.98 on a fully diluted basis).

In connection with the Note, the Company and the Investor entered into a Warrant Cancellation Agreement, pursuant to which the parties mutually agreed to cancel warrants previously issued in connection with the Prior Notes to purchase up to an aggregate of 198,114 shares of the Company’s common stock at an exercise price of $0.53 per share.

The foregoing descriptions of the Debt Conversion Agreement, the Note, and the Warrant Cancellation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

On December 31, 2025, the Board of Directors of the Company (the “Board”) adopted a unanimous written consent confirming and ratifying that Adnant, LLC (“Adnant”), the Company’s strategic and financial advisor, had earned a performance-based equity award pursuant to the Amended and Restated Engagement Letter dated January 1, 2025, between the Company and Adnant (the “Engagement Letter”). Adnant is a related party of the Company as a result of its ownership and control by Sabas Carrillo, the Company’s Chief Executive Officer. The equity award issued to Adnant was earned pursuant to a performance-based engagement letter approved by the Company’s Board of Directors, and the issuance was ratified by unanimous written consent of the Board.

In connection with such confirmation and ratification, the Board acknowledged and confirmed that the applicable performance objectives contemplated by the Engagement Letter had been satisfied and that the performance-based equity award became earned and payable by operation of the Engagement Letter. Pursuant to the Board’s ratification, the Company is obligated to issue an aggregate of 2,551,020 shares of the Company’s common stock to Adnant in full satisfaction of the performance-based equity award, at an implied price of $0.98 per share.

Item 3.02. Unregistered Sales of Equity Securities.

On December 31, 2025, the Company issued 3,248,547 shares of its common stock in connection with the Debt Conversion Agreement at a conversion price of $0.98 per share, resulting in the satisfaction of $3,050,000 of outstanding debt and accrued interest. The shares of common stock issued in connection with the Debt Conversion Agreement were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

In addition, on December 31, 2025, the Company issued an aggregate of 2,551,020 shares of its common stock to Adnant, LLC, a related party, in satisfaction of a performance-based equity award earned pursuant to the Engagement Letter and ratified by the Company’s Board of Directors. The shares were issued at an implied price of $0.98 per share. The issuance of the shares to Adnant was not registered under the Securities Act of 1933, as amended, and was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On January 7, 2026, the Company issued a press release announcing that approximately $3.05 million of outstanding debt and accrued interest was converted into shares of the Company’s common stock. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Debt Conversion Agreement, dated December 31, 2025.
10.2*	Senior Secured Promissory Note, dated December 31, 2025
10.3*	Warrant Cancellation Agreement, dated December 31, 2025.
99.1	Press Release, dated January 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).
* Portions of the exhibit have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUM HOLDINGS, INC.

Date: January 7, 2026	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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